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As filed with the Securities and Exchange Commission on June 22, 2001

Registration No. 333-56656

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

SIMON PROPERTY GROUP, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	6798	34-1755769
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

National City Center
115 West Washington Street, Suite 15 East
Indianapolis, Indiana 46204
(317) 636-1600
 (Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

JAMES M. BARKLEY, ESQ.
General Counsel
National City Center
115 West Washington Street, Suite 15 East
Indianapolis, Indiana 46204
(317) 636-1600
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
David C. Worrell, Esq.
Baker & Daniels
300 North Meridian Street
Suite 2700
Indianapolis, Indiana 46204
(317) 237-0300

Approximate date of commencement of proposed sale of the securities to the public: Not Applicable.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

DEREGISTRATION OF NOTES NOT EXCHANGED

    Simon Property Group, L.P. (the "Operating Partnership") filed Registration Statement No. 333-56656 on Form S-4 with the Securities and Exchange Commission on March 7, 2001 and filed Amendment No. 1 to such registration statement on April 24, 2001 (the "Registration Statement") pursuant to which it registered $300,000,000 aggregate principal amount of 7 3/8% exchange notes due 2006 and $200,000,000 aggregate principal amount of 7 3/4% exchange notes due 2011. The obligation of the Operating Partnership to maintain the effectiveness of the Registration Statement for the benefit of holders of unregistered notes expired June 8, 2001. Holders of unregistered notes exchanged an aggregate principal amount of $499,800,000 unregistered notes through June 8, 2001. This Post-Effective Amendment No. 1 to the Registration Statement is filed in order to deregister the $200,000 aggregate principal amount of 7 3/8% exchange notes due 2006 that were not exchanged, as described above.

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on June 20, 2001.

SIMON PROPERTY GROUP, L.P.
By:	Simon Property Group, Inc., Managing General Partner
By:	/s/ DAVID SIMON David Simon, Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated and on June 20, 2001.

Signature	Title

/s/ DAVID SIMON David Simon	Chief Executive Officer and Director (Principal Executive Officer)
* Herbert Simon	Co-Chairman of the Board of Directors
* Melvin Simon	Co-Chairman of the Board of Directors
* Hans C. Mautner	Vice Chairman of the Board of Directors
* Richard Sokolov	President, Chief Operating Officer and Director
* Birch Bayh	Director
Pieter S. van den Berg	Director
* G. William Miller	Director
* Fredrick W. Petri	Director
* J. Albert Smith	Director
* Phillip J. Ward	Director
* M. Denise DeBartolo York	Director

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/s/ JOHN DAHL John Dahl	Senior Vice President (Principal Accounting Officer)
/s/ STEPHEN E. STERRETT Stephen E. Sterrett	Chief Financial Officer (Principal Financial Officer)
*By:	/s/ DAVID SIMON David Simon Attorney-in-fact

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DEREGISTRATION OF NOTES NOT EXCHANGED
SIGNATURES